UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2018

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 8, 2018, the Board of Directors (the “Board”) of DexCom, Inc. (“DexCom”) approved a management bonus plan (the “Bonus Plan”) with specified goals for fiscal 2018 for DexCom’s management and select individual contributors, including its chief executive officer, chief financial officer and its other named executive officers, pursuant to which such persons are eligible for cash bonus awards if DexCom attains specified financial and performance targets. Bonuses shall be calculated based on the target bonus amount multiplied by the company performance factor multiplied by an individual performance factor. The maximum payout to any person shall not exceed 200% of that person’s target bonus.

Target Bonus

The target bonus for each of the Executive Chairman and Chief Executive Officer (the “CEO”) is 125% of their respective base salaries; the target bonus for DexCom’s Executive Vice Presidents is 75% of their respective base salaries; the target bonus for DexCom’s Senior Vice Presidents is 50% of their respective base salaries; the target bonus for DexCom’s Vice Presidents is 40% of their respective base salaries, and the target bonus for the remainder of DexCom’s management employees and select contributors are various amounts up to 30% of their respective base salaries.

Company Performance Factor

For DexCom’s eligible employees, the amount of any bonus awarded under the Bonus Plan will be predicated on achieving a targeted annual product and/or services revenue goal or a new patient addition goal, a targeted operating margin goal and performance milestones. Generally speaking, 60% of any bonus paid under the Bonus Plan is based on achieving the annual revenue goal or new patient addition goal (the “Revenue/Patient Component”), 20% is based on achieving the targeted operating margin goal (the “Operating Margin Component”) and 20% is based on achieving the performance milestones (the “Performance Component”).

Under the Bonus Plan, no portion of the Revenue/Patient Component shall be paid unless DexCom meets the specified minimum annual product and/or services revenue goal or new patient addition goal for fiscal 2018. Upon achievement of this minimum annual revenue goal or new patient addition goal, each eligible participant will receive a bonus award of 100% of their targeted Revenue/Patient Component. If DexCom exceeds its fiscal 2018 annual revenue goal or new patient addition goal, the eligible participant will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Revenue/Patient Component.

Under the Bonus Plan, no portion of the Operating Margin Component shall be paid unless DexCom meets a specified operating margin goal for fiscal 2018. Upon achievement of this operating margin goal, each eligible participant will receive a bonus award of 100% of their targeted Operating Margin Component. If DexCom exceeds its fiscal 2018 operating margin goal, the eligible participant will receive bonuses at various stepped up amounts up to a maximum of 175% of their targeted Operating Margin Component.

Under the Performance Component, bonus amounts also will be paid to eligible participants for achieving specified performance milestones. Eligible participants will receive a portion of their targeted Performance Component for achievement of performance milestones by DexCom during fiscal 2018.

In addition, any amount paid out under the Bonus Plan may be increased by up to 25% if DexCom achieves various additional “stretch” performance milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy
Patrick M. Murphy
General Counsel and Chief Compliance Officer

Date: March 14, 2018